EXHIBIT 10.16

GUARANTEE AND COLLATERAL AGREEMENT

dated as of

August 4, 2022

among

HLCO BORROWER, LLC,

as Grantor

the other Grantors

from time to time party hereto,

and

WESTMOUNT GROUP LLC,

as Collateral Agent

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Schedules

Schedule I	Subsidiary Guarantors
Schedule II	Equity Interests; Pledged Debt Securities
Schedule III	Intellectual Property
Schedule IV	Commercial Tort Claims
Schedule V	Collateral Locations
Schedule VI	Deposit Accounts

Exhibits

Exhibit A	Form of Supplement
Exhibit B	Form of Perfection Certificate
Exhibit C	Form of Copyright Security Agreement
Exhibit D	Form of Patent Security Agreement
Exhibit E	Form of Trademark Security Agreement

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GUARANTEE AND COLLATERAL AGREEMENT

This GUARANTEE AND COLLATERAL AGREEMENT dated as of August 4, 2022 (this “Agreement”), is entered into by and among HLCO BORROWER, LLC, a Delaware limited liability company (“Company”), the other parties that may become Grantors hereunder after the date hereof from time to time party hereto (together with Company, individually a “Grantor” and collectively, the “Grantors”) and WESTMOUNT GROUP LLC, as collateral agent (in such capacity, including any successors and assigns, the “Collateral Agent”) for the Secured Parties.

PRELIMINARY STATEMENT

Reference is made to the Credit Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Company, THE HEALING COMPANY INC., a Delaware corporation (“Parent”), the lenders from time to time party thereto (the “Lenders”), WESTMOUNT GROUP LLC, as administrative agent (in such capacity, including any successors and assigns, the “Administrative Agent”) for the Lenders, and the Collateral Agent for the Lenders.

The Lenders have agreed to extend credit to the Company pursuant to, and upon the terms and conditions specified in, the Credit Agreement. The obligations of the Lenders to extend credit to the Company are conditioned upon, among other things, the execution and delivery of this Agreement by Company and each other Grantor. Each Grantor is a Subsidiary of the Company, will derive substantial benefits from the extension of credit to the Company pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Capitalized terms used but not defined in this preliminary statement have the meaning given or ascribed to it in Article I. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement. Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the New York UCC shall have the meanings assigned to them in the New York UCC; provided that to the extent that the New York UCC is used to define any capitalized terms used herein and if such term is defined differently in different Articles of the New York UCC, the definition of such term contained in Article 9 of the New York UCC shall govern. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

(a) The rules of construction specified in Section 1.2 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” shall have the meaning assigned to such term in the preliminary statement.

“Article 9 Collateral” shall have the meaning assigned to such term in Section 4.01.

“Bankruptcy Law” shall mean the Bankruptcy Code or any other foreign, federal or state bankruptcy, insolvency, receivership or similar law.

“Collateral” shall mean the Article 9 Collateral and the Pledged Collateral.

“Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Collateral Agent, between the Collateral Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any real property where any Collateral is located, as such landlord waiver or other agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Collateral Agent” shall have the meaning assigned to such term in the preamble. “Company” shall have the meaning assigned to such term in the preamble. “Company Obligations” shall mean all Obligations of the Company.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third person under any Copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any Copyright now or hereafter owned by any third person, and all rights of such Grantor under any such agreement.

“Copyright Security Agreement” shall mean an agreement substantially in the form of Exhibit C hereto.

“Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise and all tangible and intangible property embodied therein, and

(b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any successor office), including those listed on Schedule III.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement.

“Equity Interests” shall have the meaning assigned to the term “Capital Stock” in the Credit Agreement.

“Excluded Accounts” means accounts that are used exclusively for payroll or other employee benefits.

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“Excluded Assets” shall mean (a) property subject to a purchase money security interest or Capital Lease Obligations permitted under the Credit Agreement, (b) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC (or any successor provision or provisions) of any relevant jurisdiction, in each case, unless preempted), (c) any lease, license, contract, property rights or agreement to which any Grantor is a party or any of its rights, properties or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation, unenforceability or violation of any right, title or interest of any Grantor or any of its Affiliates therein or (ii) in a breach or termination pursuant to the terms of, or otherwise require consent under, any such lease, license, contract property rights or agreement (other than, in either case, to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9 408 or 9-409 of the New York UCC (or any successor provision or provisions) of any relevant jurisdiction), (d) any assets or property to the extent granting, creating or perfecting a pledge, security interest or Lien on such asset or property is prohibited or restricted by applicable law, order or regulation (including, without limitation, any requirement to obtain the consent or approval of any Governmental Authority or third Person); provided, that the foregoing exclusions in this clause (d) shall in no way be construed to apply to the extent that the prohibition is unenforceable under Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC (or any successor provision or provisions) of any relevant jurisdiction, (e) any real property or real property interests (including, without limitation, leasehold interests), (f) any asset or property with respect to which the Collateral Agent and the Company mutually determine that the costs of obtaining a security interest or Lien therein exceeds the practical benefit to the Lenders of the security afforded thereby, (g) any intent-to-use trademark application, solely during the period in which the grant of a security interest therein would impair the validity or enforceability of, or render void or voidable or result in the abandonment or cancellation of the applicable Grantor’s right, title or interest in, such intent-to-use trademark application or any Trademark issued as a result of such use trademark application under applicable federal law, after which period such application shall be automatically subject to the security interest granted herein and deemed to be included in the Article 9 Collateral, (h) margin stock, (i) motor vehicles and other assets subject to certificates of title to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement, (j) the assets of a CFC (including the Capital Stock of any subsidiary of such CFC), (k) Excluded Equity, (l) any assets the pledge of which could reasonably be expected to result in a current or future income inclusion or other adverse tax consequences to Company, Parent, or any of their Subsidiaries under Sections 951, 956, or any related provisions, of the Internal Revenue Code, and (m) Excluded Accounts.

“Excluded Equity” means Equity Interests in any joint venture with a third party that is not an Affiliate of such Grantor, to the extent a pledge of such Equity Interests is prohibited by the documents governing such joint venture.

“Federal Securities Laws” shall have the meaning assigned to such term in Section 5.04.

“Grantors” shall have the meaning assigned to such term in the preamble.

“Guaranteed Obligations” shall have the meaning assigned to such term in Section 2.01.

“Guarantor” shall mean any Subsidiary Guarantors from time to time party hereto.

“Guarantor Obligations” shall mean, with respect to any Guarantor, all obligations of such Guarantor (including obligations which may arise under Article II).

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Grantor is a party, including those listed on Schedule III.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third person, is in existence, and all rights of any Grantor under any such agreement.

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“Patent Security Agreement” shall mean an agreement substantially in the form of Exhibit D hereto.

“Patents” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States, all registrations and recordings thereof, and all applications for letters patent of the United States, including registrations, recordings and pending applications in the United States Patent and Trademark Office, including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Perfection Certificate” shall mean a certificate substantially in the form of Exhibit B hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Authorized Officer of the applicable Grantor.

“Pledged Collateral” shall have the meaning assigned to such term in Section 3.01.

“Pledged Debt Securities” shall have the meaning assigned to such term in Section 3.01.

“Pledged Securities” shall mean any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” shall have the meaning assigned to such term in Section 3.01.

“Secured Obligations” shall mean (i) in the case of the Company, the Company Obligations and (ii) in the case of any other Grantor, its Guarantor Obligations.

“Security Interest” shall have the meaning assigned to such term in Section 4.01.

“Subsidiary Guarantor” shall mean (a) each Subsidiary of the Company identified on Schedule I hereto as a Subsidiary Guarantor and (b) each other Subsidiary that becomes a party to this Agreement as a Subsidiary Guarantor after the Closing Date in accordance with the Credit Agreement and this Agreement.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to use any Trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any Trademark now or hereafter owned by any third person, and all rights of any Grantor under any such agreement.

“Trademark Security Agreement” shall mean an agreement substantially in the form of Exhibit E hereto.

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, internet domain names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing), indicia and other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office (or any successor office) or any similar offices in any State of the United States or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

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“Uncertificated Pledged Stock” shall have the meaning assigned to such term in

Section 3.02(d).

SECTION 1.03. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted as an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Default of such action is taken or condition exists.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, not as a primary obligor but instead as a surety, the due and punctual payment and performance of the Company Obligations when at all times an Event of Default shall exist (together with the Guaranteed Obligations (as such term is defined in each applicable Collateral Document), the “Guaranteed Obligations”), whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Company or any other Credit Party of any Guaranteed Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. Notwithstanding anything contained herein to the contrary, the Guaranteed Obligations of each Subsidiary Guarantor at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Subsidiary Guarantor under this Agreement not constituting a fraudulent transfer or conveyance for purposes of any Bankruptcy Law to the extent applicable to this Agreement and the Guaranteed Obligations of such Subsidiary Guarantor hereunder.

SECTION 2.02. Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Guaranteed Obligations or to any balance of any Deposit Account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Company or any other Person.

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SECTION 2.03. No Limitations, Etc. (a) Except for termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 7.16, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Guaranteed Obligations (other than unasserted contingent indemnification obligations and unasserted expense reimbursement obligations) and a partial payment in cash of the Guaranteed Obligations), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or  otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall be valid and enforceable and shall not be discharged, terminated, reduced, impaired or otherwise affected by, whether such Guarantor shall have had notice or knowledge of any of them, (i) the failure or omission of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Credit Document or applicable law, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Credit Document, including with respect to any other Guarantor under this Agreement or any other Credit Document, (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Collateral Agent or any other Secured Party for the Guaranteed Obligations or any of them, (iv) any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, (v) the existence of any dispute between the Company and any Secured Party with respect to the existence of any Event of Default, (vi) any defenses, set offs or counterclaims which the Company may allege or assert against any Secured Party in respect of the Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury or (vii) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of all the Guaranteed Obligations (other than unasserted contingent indemnification obligations and unasserted expense reimbursement obligations)). Each Guarantor expressly authorizes the Collateral Agent to take and hold security for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in its sole discretion or to release or substitute any one or more other Guarantors, guarantors or obligors upon or in respect of the Guaranteed Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Company or any other Credit Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Company or any other Credit Party, other than a defense (i) of the payment in full in cash of all the Guaranteed Obligations (other than unasserted contingent indemnification obligations and unasserted expense reimbursement obligations), (ii) that no Guaranteed Obligations are yet due and payable or (iii) that the amount claimed to be due and payable is the incorrect amount. The Collateral Agent may, at its election, upon the occurrence and during the continuance of an Event of Default, in accordance with the Credit Documents and applicable law, foreclose on any security held by any Secured Party by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Company or any other Credit Party or exercise any other right or remedy available to it against the Company or any other Credit Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been fully and paid in full in cash (other than unasserted contingent indemnification obligations and unasserted expense reimbursement obligations). To the fullest extent permitted by applicable law, each Guarantor waives for the benefit of the Secured Parties: (i) any right to require any Secured Party, as a condition of payment or performance by such Guarantor, to (A) proceed against the Company, any other guarantor (including any other Guarantor) of the Obligations or any other Person, (B) proceed against or exhaust any security held from the Company, any such other guarantor or any other Person, (C) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Secured Party in favor of the Company or any other Person, or (D) pursue any other remedy in the power of any Secured Party whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company or any other Guarantor from any cause other than the payment in full in cash of the Obligations (other than unasserted contingent indemnification obligations and unasserted expense reimbursement obligations); (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon any Secured Party’s errors or omissions in the administration of the Obligations except to the extent caused by such Secured Party’s willful misconduct or gross negligence, as determined by a court of competent jurisdiction in a final, non-appealable order; (v)(A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (B) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (C) any rights to set offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that any Secured Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (vi) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to the Company and notices of any of the matters referred to in this Section 2.03 and any right to consent to any thereof; and (vii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

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(c) Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than the payment in full in cash of the Guaranteed Obligations (other than unasserted contingent indemnification obligations and unasserted expense reimbursement obligations). In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(i) Each Guarantor agrees the obligations of each Guarantor hereunder are independent of the obligations of the Company and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Company, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Company or any of such other guarantors and whether or not the Company is joined in any such action or actions;

(ii) payment by any Guarantor of a portion, but not all, of the Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Obligations which has not been paid; and without limiting the generality of the foregoing, if the Collateral Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability in respect of the Obligations; and

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(iii) any Secured Party, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (a) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Obligations; (b) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (c) request and accept other guaranties of the Obligations and take and hold security for the payment hereof or the Obligations; (d) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Obligations; (e) enforce and apply any security now or hereafter held by or for the benefit of such Secured Party in respect hereof or the Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Secured Party may have against any such security, in each case as such Secured Party in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Company or any security for the Obligations; and (f) exercise any other rights or remedies available to it under the Credit Documents.

SECTION 2.04. Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of the Company, any other Credit Party or otherwise.

SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company or any other Credit Party to pay any Guaranteed Obligation when and as the same shall become due and payable, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation plus any accrued and unpaid interest on such Obligation (including interest which, but for the Company’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Obligations whether or not a claim is allowed against the Company for such interest in the related bankruptcy case). Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Company or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI. If any payment shall be required to be made to any Secured Party under this Agreement or any other Credit Document, each Guarantor hereby unconditionally and irrevocably agrees it will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and the Company so as to maximize the aggregate amount paid to the Secured Parties under or in connection with the Credit Documents.

SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Company’s and each other Credit Party’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the Collateral Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

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ARTICLE III

Pledge of Securities

SECTION 3.01. Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby assigns, pledges and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (a)(i) the Equity Interests owned by such Grantor on the date hereof (including all such Equity Interests listed on Schedule II), (ii) any other Equity Interests obtained in the future by such Grantor and (iii) the certificates representing all such Equity Interests, but in each case, excluding any Excluded Equity (all the foregoing collectively referred to herein as the “Pledged Stock”), (b)(i) the debt securities held by such Grantor on the date hereof (including all such debt securities listed opposite the name of such Grantor on Schedule II), (ii) any debt securities in the future issued to such Grantor and (iii) the promissory notes and any other instruments evidencing such debt securities (all the foregoing collectively referred to herein as the “Pledged Debt Securities”), (c) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above, (d) subject to Section 3.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b) and (c) above, and (e) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”); subject, however, to the terms, covenants and conditions hereinafter set forth. Notwithstanding anything herein to the contrary, in no event shall the security interest granted hereunder attach to, and the term “Pledged Collateral” shall not include, any Excluded Assets; provided that if any Excluded Assets that would have otherwise constituted Pledged Collateral shall cease to be Excluded Assets, such property shall be deemed at all times from and after the date hereof to be Pledged Collateral.

SECTION 3.02. Perfection of the Pledged Collateral.

(a) Each Grantor agrees to promptly (and in any event within ten (10) Business Days of issuance (or such later date as permitted by Collateral Agent in its sole discretion)) deliver or cause to be delivered to the Collateral Agent any and all “security certificates” (as defined in Article 8 of the New York UCC) representing or evidencing Pledged Stock of a Person that is a corporation, or if such Person is a limited liability company or limited partnership, solely to the extent its Equity Interests constitute “securities” governed by Article 8 of the New York UCC (such Pledged Stock so represented by security certificates, the “Certificated Pledged Stock”).

(b) Each Grantor agrees to promptly (and in any event within ten (10) Business Days of issuance (or such later date as permitted by Collateral Agent in its sole discretion)) deliver or cause to be delivered to the Collateral Agent any and all Pledged Debt Securities (other than intercompany notes between Grantors).

(c) Upon delivery to the Collateral Agent, (i) any Certificated Pledged Stock shall be accompanied by undated stock powers duly executed in blank or other undated instruments of transfer reasonably satisfactory to the Collateral Agent and duly executed in blank and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) subject to Sections 3.02(a) and (b), all other property comprising part of the Pledged Collateral which is required to be delivered to the Collateral Agent shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request. To the extent necessary to maintain the accuracy of Schedule II, each delivery of Certificated Pledged Stock shall be accompanied with an update to Schedule II; provided that failure to update such schedule hereto shall not affect the validity of the pledge of such Certificated Pledged Stock.

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(d) Each Grantor hereby agrees that if any of the Pledged Stock is at any time not evidenced by securities certificates (“Uncertificated Pledged Stock”), then each applicable Grantor shall, to the extent permitted by applicable law and upon the reasonable request of the Collateral Agent, cause such pledge to be recorded on the equityholder register or the books of the issuer, execute customary pledge forms or other documents necessary to perfect the Collateral Agent’s Lien in such Uncertificated Pledged Stock. To the extent necessary to maintain the accuracy of Schedule II, Schedule II shall be updated upon each such action with respect to Uncertificated Pledged Stock; provided that failure to update such schedule hereto shall not affect the validity of the pledge of such Uncertificated Pledged Stock.

SECTION 3.03. Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:

(a) Schedule II (as the same may be supplemented from time to time) correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and includes all Equity Interests owned by each Grantor and all Pledged Debt Securities owned by each Grantor;

(b) the Pledged Stock and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(c) except for the security interests granted hereunder, each Grantor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor,

(ii) holds the same free and clear of all Liens, other than Permitted Liens and (iii) will make no assignment, pledge or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Permitted Liens or as otherwise made in compliance with the Credit Agreement;

(d) except for restrictions and limitations imposed by the Credit Documents or securities laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

(e) each Grantor (i) has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than Permitted Liens), however arising, of all Persons whomsoever; and

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person is necessary with respect to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect).

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(g) by virtue of the execution and delivery by each Grantor of this Agreement, when any Pledged Collateral that is required to be delivered to the Collateral Agent in accordance with this Agreement is delivered to the Collateral Agent in accordance with this Agreement, together with such undated powers (or other relevant document of transfer reasonably acceptable to Company and Collateral Agent) endorsed in blank as shall be requested by the Collateral Agent, the Collateral Agent will obtain a legal, valid and perfected first priority lien and security interest in such Pledged Collateral as security for the payment and performance of the Secured Obligations; and

(h) the pledge effected hereby is effective to vest in the Collateral Agent, for the ratable benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein and all action requested by the Collateral Agent by any Grantor necessary to protect and perfect the Lien on the Pledged Collateral has been duly taken.

SECTION 3.04. Certification of Limited Liability Company Interests and Limited Partnership Interests. All of the interests owned by any Grantor in any limited liability company or limited partnership that is a Subsidiary and pledged hereunder shall either (i) be represented by a certificate or shall be a “security” within the meaning of Article 8 of the New York UCC, and be delivered to the Collateral Agent in accordance with the requirements of (and to the extent required by) this Agreement, or (ii) not have elected to be treated as a “security” within the meaning of Article 8 of the UCC and not be represented by a certificate.

SECTION 3.05. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent. Each Grantor will promptly (and in any event within five (5) Business Days (or such later date as permitted by Collateral Agent in its sole discretion)) give to the Collateral Agent copies of any material notices or other material communications received by it with respect to Pledged Securities in its capacity as the registered owner thereof. During the continuance of an Event of Default, the Collateral Agent shall at all times have the right to exchange the certificates representing Certificated Pledged Stock for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

SECTION 3.06. Voting Rights; Dividends and Interest, Etc. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the Grantors prior written notice of its intent to exercise its rights under this Agreement:

(i) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Credit Documents;

(ii) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (i) above.

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(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Credit Documents and applicable law; provided, however, that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt Securities of the type required to be delivered to the Collateral Agent in accordance with paragraphs (a) and (b) of Section 3.02, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall, subject to the terms and conditions of this Agreement, be and become part of the Pledged Collateral, and, if received by any Grantor, shall be held separate and apart by such Grantor from any of its other funds or property, shall be held in trust for the ratable benefit of the Secured Parties and shall be promptly (and in any event within ten (10) Business Days (or such later date as permitted by Collateral Agent in its sole discretion)) delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or instrument of assignment).

(iv) The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to receive the dividends, interest, principal and other distributions which it is entitled to exercise pursuant to paragraph (iii) above.

(b) During the continuance of an Event of Default, after the Collateral Agent shall have given the Grantors prior written notice of the suspension of their rights under paragraph (a)(iii) of this Section 3.06, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which, together, shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. After such an Event of Default is no longer continuing, each Grantor shall have the right to receive the dividends, interest, principal or other distributions which it would be authorized to receive and retain pursuant to paragraph (a)(iii) of this Section 3.06. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall be held separate and apart by such Grantor from any of its other funds or property, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or instrument of assignment). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured (and each applicable Grantor has delivered to the Administrative Agent certificates to that effect) or waived, the Collateral Agent shall, promptly after all such Events of Default have been cured or waived, repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 and that remain in such account.

(c) During the continuance of an Event of Default, after the Collateral Agent shall have given the Grantors prior written notice of the suspension of their rights under paragraph (a)(i) of this Section 3.06, then all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, until no Event of Default is continuing; provided that the Collateral Agent shall have the right, in its sole discretion, from time to time following the occurrence and continuance of an Event of Default and after providing the notice mentioned above to permit such Grantor to exercise such rights under paragraph (a)(i) of this Section 3.06. After such Event of Default is no longer continuing, each Grantor shall have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to pursuant to paragraph (a)(i) of this Section 3.06

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ARTICLE IV

Security Interests in Personal Property

SECTION 4.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby assigns, pledges and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest (the “Security Interest”), in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all cash and Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all Fixtures;

(vii) all General Intangibles;

(viii) all Goods;

(ix) all Instruments;

(x) all Inventory;

(xi) all Investment Property;

(xii) all Intellectual Property;

(xiii) all Letter-of-Credit Rights;

(xiv) all Commercial Tort Claims as set forth in Schedule IV;

(xv) all books and records pertaining to the Article 9 Collateral; and

(xvi) to the extent not otherwise included, all other personal property of each Grantor, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing; provided, that, (a) notwithstanding anything to the contrary herein, “Article 9 Collateral” shall not include Excluded Assets, (b) notwithstanding the foregoing, no Grantor shall be required to take any perfection actions (nor shall the Administrative Agent or Collateral Agent be authorized to take such perfection actions) to perfect the Security Interest with respect to letter of credit rights, except to the extent constituting a Supporting Obligation (as defined under the UCC) for other Collateral as to which perfection is accomplished by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a UCC financing statement).

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(b) Each Grantor hereby irrevocably (until this Agreement is terminated in accordance with Section 7.16) authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction as determined by the Collateral Agent in its good faith discretion any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) describe the collateral in the same manner as described herein or contain a description of collateral that describes such property in any other manner as the Collateral Agent may reasonably determine is necessary, advisable or prudent to ensure the perfection or priority of the security interest in the collateral granted to the Collateral Agent in connection herewith including, describing such property as “all assets whether now owned or hereafter acquired” or “all personal property whether now owned or hereafter acquired” or words of similar effect (regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code) and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates; provided that the Collateral Agent agrees to provide, upon request of any Grantor, written evidence to any Person that a security interest in favor of the Collateral Agent does not extend to any Excluded Assets. Each Grantor agrees to provide such information in clause (ii) above to the Collateral Agent promptly (and in any event within ten (10) Business Days, or such later date as the Agent may agree in its sole discretion) upon reasonable written request.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in Intellectual Property, if any, granted by each Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party, including the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement.

(c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

SECTION 4.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent, for the benefit of the Secured Parties, on each date that the representations and warranties in Article IV of the Credit Agreement are made, that:

(a) The Article 9 Collateral is owned by the Grantors free and clear of any Lien (other than Permitted Liens). No Grantor has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral (other than filings in respect of Permitted Liens), (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office, (iii) any notice under the Assignment of Claims Act, or (iv) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect. No Grantor holds any Commercial Tort Claims except as indicated on Schedule IV.

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(b) As of the date hereof, each Grantor has good and valid rights in and title to substantially all of the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder, subject to Permitted Liens, and no consent or approval of any other Person is required for the grant of the security interest by such Grantor of the Collateral pledged by it pursuant to this Security Agreement, except for (i) such consents which have been obtained prior to the date hereof and (ii) in the case of any Collateral located in or governed by law in a jurisdiction outside the United States, such actions as may be required by applicable foreign laws affecting the grant of the security interest in such Collateral.

(c) The Perfection Certificate has been duly executed and the information set forth therein (including (x) the exact legal name of each Grantor and (y) the jurisdiction of organization of each Grantor) is correct and complete in all material respects as of the Closing Date (or as of such earlier date to the extent such information relates to an earlier date).

SECTION 4.03. Covenants.

(a) Each Grantor shall, at its own expense, take any and all actions reasonably necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof, against any Lien (other than Permitted Liens).

(b) Subject to the limitations expressly set forth herein or in the Credit Agreement, and except where the cost exceeds the practical benefits to the Secured Parties as reasonably and mutually agreed by Company and Collateral Agent in accordance with Section 4.05, each Grantor agrees, at its own expense, promptly to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all other actions as the Collateral Agent may from time to time reasonably request to better assure, obtain, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing or continuation statements (including fixture filings) or other documents in connection herewith or therewith.

Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prior written notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to identify specifically any asset or item of a Grantor that constitutes Copyrights, Licenses, Patents or Trademarks; provided that any Grantor shall have the right, exercisable within 10 days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use its best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

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(c) At its option and upon notice to the Grantor, during the continuance of an Event of Default, the Collateral Agent may discharge past due Taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent pursuant to the terms of the Credit Agreement; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Credit Documents. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable and documented out-of- pocket external attorney’s fees, court costs, expenses and other charges relating thereto and incurred in accordance with Section 9.2 of the Credit Agreement, shall be additional Secured Obligations secured hereby.

(d) Each Grantor, at its own expense, shall maintain or cause to be maintained insurance covering physical loss or damage property of each Grantor in accordance with the requirements set forth in Section 5.4 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and only during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required under the Credit Agreement or to pay any premium in whole or part relating thereto that would rise to a level of an Event of Default existing under Section 5.4 of the Credit Agreement, the Collateral Agent may, upon notice to the Grantors and without waiving or releasing any obligation or liability of any Grantor hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other reasonable actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this paragraph, including reasonable and documented out-of-pocket external attorneys’ fees, court costs, expenses and other charges relating thereto and incurred in accordance with Section 9.2 of the Credit Agreement, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

(e) Each Grantor shall maintain, in form and manner reasonably satisfactory to the Collateral Agent, records of its Chattel Paper and its books, records and documents evidencing or pertaining thereto.

(f) Without limiting any provisions contained herein or in any other Credit Documents, at its option, during the continuance of an Event of Default, the Collateral Agent may make “protective advances” to pay for any obligation of any Grantor or to make any payments necessary to maintain or preserve value (including going concern value) of the Collateral; provided, however, that nothing in this paragraph shall be interpreted as imposing any obligation on the Collateral Agent or any Secured Party to (i) make any such “protective advance”, or any similar advance or disbursement, or otherwise to establish any course of dealing between the Secured Parties and the Grantors of any kind or nature or (ii) cure or perform any obligations or other promises of any Grantor. The making of any such “protective advance” shall not be construed as a waiver of any Defaults or Events of Default nor shall the making of any such “protective advance” be construed as a satisfaction, reinstatement, modification, amendment or extension by any Secured Party of the Term Loans or the Credit Documents, or as a waiver, relinquishment or forbearance by any Secured Party of any of its rights and remedies under the Term Loans or the Credit Documents. All “protective advances” disbursed by the Collateral Agent in connection with this paragraph, including reasonable and documented out-of-pocket external attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within ten (10) Business Days’ written demand, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby and shall bear interest until paid at the applicable interest rate specified in the Credit Agreement.

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SECTION 4.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest in the Article 9 Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Deposit Accounts and Other Accounts.

(i) Such Grantor hereby authorizes the financial institutions at which such Grantor maintains a Deposit Account, other bank account, securities account or other account to provide Agent with such information (including, but not limited to, online viewing access to each Deposit Account of such Grantor) with respect to such account as Collateral Agent may from time to time reasonably request, and each Grantor hereby consents to such information being provided to Collateral Agent. Each Grantor will cause each financial institution at which such Grantor maintains a Deposit Account or other account to enter into an Account Control Agreement or other similar agreement with Collateral Agent and such Grantor, in form and substance reasonably satisfactory to Collateral Agent, in order to give Collateral Agent “control” (within the meaning set forth in Section 9-104 of the Code) of such accounts in order to provide Collateral Agent with “control” over not less than 100% of the revenue of the Collections of the Company and its Subsidiaries, on a consolidated basis, measured at any date of determination; provided however that, Agent agrees not to exercise any right under such control agreements with respect to the disposition of funds prior to the occurrence and during the continuance of an Event of Default. Each such Deposit Account of any Grantor is listed on the Perfection Certificate, as the same may be supplemented in accordance with the terms hereof. The provisions of this clause (i) shall not apply to any Excluded Account.

(ii) Each Grantor shall not open a Deposit Account (other than those listed on Schedule VI as of the Closing Date, as the same may be supplemented from time to time) without the prior written consent of Collateral Agent.

(iii) Company shall not make any change in the instructions to Servicer or otherwise with respect to the deposits of collections regarding Assets to the Master Collection Account, any Collection Account, Recycle Reserve Account or Wind-Down Reserve Account in accordance with this Credit Agreement and this Agreement.

(iv) Each Grantor shall not, and shall cause Servicer to not, make any change in the instructions to any payor on any Account with respect to any instructions to such payors regarding payment to be made to any Collection Account.

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(b) Investment Property. Except to the extent otherwise provided in Article III, if any Grantor shall at any time hold or acquire any “securities certificates” (as defined in Article 8 of the New York UCC), other than Excluded Equity, such Grantor shall promptly (and in any event within fifteen (15) Business Days of issuance (or such later date as permitted by Collateral Agent in its sole discretion)) endorse, assign and deliver the same to the Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify. Subject to Section 4.05(b), if any securities (other than securities or other Investment Property constituting Excluded Assets) now or hereafter acquired by any Grantor are “uncertificated securities” (as defined in Article 8 of the New York UCC) and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall promptly (and in any event within thirty (30) Business Days (or such later date as permitted by Collateral Agent in its sole discretion)) notify the Collateral Agent thereof and, at the Collateral Agent’s written request and in its reasonable discretion, do one of the following: (w) pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee (x) cause a security entitlement with respect to such uncertificated securities to be held in a securities account with respect to which the Collateral Agent has Control, (y) arrange for the Collateral Agent to become the registered owner of the uncertificated securities or (z) issue “securities certificates” (as defined in Article 8 of the New York UCC) for such Equity Interests. Subject to Section 4.05(b), if any securities, whether certificated or uncertificated, or other Investment Property (other than securities or other Investment Property constituting Excluded Assets) now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a Securities Intermediary or Commodity Intermediary, such Grantor shall promptly (and in any event within fifteen (15) Business Days (or such later date as permitted by Collateral Agent in its sole discretion)) notify the Collateral Agent thereof and, at the Collateral Agent’s written request cause such Securities Intermediary or Commodity Intermediary to execute and deliver an agreement in form and substance reasonably satisfactory to the Collateral Agent pursuant to which such Securities Intermediary or Commodity Intermediary, as the case may be, agrees to comply with Entitlement Orders from the Collateral Agent to such Securities Intermediary as to such securities or other Investment Property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such Commodity Intermediary, in each case without further consent of any Grantor or such nominee. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such Entitlement Orders or instructions or directions to any such issuer, Securities Intermediary or Commodity Intermediary unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the Grantors not less than two (2) Business Days’ prior written notice of its intent to exercise its rights under this Agreement. The provisions of this paragraph shall not apply to any Financial Assets credited to a Securities Account for which the Collateral Agent is the Securities Intermediary. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any instructions or directions to any Securities Intermediary, and shall not withhold its consent to the exercise of any withdrawal rights by such Grantor, unless an Event of Default has occurred and is continuing. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any entitlement orders to any issuer of “uncertificated securities” (as defined in Article 8 of the New York UCC) unless an Event of Default has occurred and is continuing and the Collateral Agent has provided at least two (2) Business Days’ prior written notice to the applicable Grantor before exercising any remedies with respect thereto. The provisions of this paragraph shall not apply to any Financial Assets credited to a securities account for which the Lenders are the securities intermediary.

(c) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record”, as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, in each case, such Grantor shall notify the Collateral Agent thereof concurrently with the delivery of the financial statements referred to in paragraphs (a) or (b) of Section 5.1 of the Credit Agreement that are next due and, at the written request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request in writing to vest in the Collateral Agent control under New York UCC Section 9 105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under New York UCC Section 9 105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would immediately occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

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(d) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim with an amount claimed in excess of $125,000, the Grantor shall notify the Collateral Agent thereof concurrently with the delivery of the financial statements referred to in paragraphs

(a) or (b) of Section 5.1 of the Credit Agreement that are next due in a writing signed by such Grantor including a summary description of such claim and supplemental Schedule IV to include any such Commercial Tort Claim.

(e) Locations. Such Grantor will not (i) maintain any Collateral owned by it at any location other than those locations listed on Schedule V or as otherwise disclosed to Collateral Agent pursuant to clause (ii) of this Section, (ii) otherwise change, or add to, such locations without the Collateral Agent’s prior written consent and if the Collateral Agent gives such consent, such Grantor will promptly thereafter use commercially reasonable efforts to obtain a Collateral Access Agreement for each such location that is (A) not owned by any Grantor or Parent or (B) which is not an Amazon fulfillment center; provided that, for any Inventory stored at any location which accounts for less than two percent (2%) of the aggregate Inventory of Company and its Subsidiaries, no such Collateral Access Agreement shall be required; provided further that the Collateral Agent may, in its sole discretion, permit that any Grantor pursue a Collateral Access Agreement on commercially reasonable efforts following the acquisition of such Assets or waive such requirement altogether.

SECTION 4.05. Perfection or Other Action Cost vs. Benefit Determination; Exceptions to Control Agreements.

(a) Notwithstanding anything to the contrary herein or in any other Credit Document, although such property and assets shall still be considered Collateral, the Grantors shall not be required to perfect the security interest granted to the Collateral Agent under this Agreement or any other Credit Document or to take any other action with respect to any property, asset or right to use any property or any asset to the extent the burden or cost of perfecting a Lien in favor of the Collateral Agent or taking any other action is excessive in relation to the benefit of the security afforded thereby, as reasonably and mutually agreed by Company and Collateral Agent. Any property, asset or right to use any property or any asset that is subject to the conditions set forth in the immediately preceding sentence of this Section 4.05 shall be an exception or carve-out to any representation, warranty or covenant in any Credit Document relating to the perfection, priority or actions taken on the Collateral.

(b) Notwithstanding anything to the contrary in Article V of the Credit Agreement and the second and third sentences of Section 4.04(b) or in any other Credit Document, the Grantors shall not be required to deliver an agreement granting Control to the Collateral Agent or otherwise provide Control, arrange for the Collateral Agent to become the registered owner of the relevant uncertificated securities or issue “securities certificates” in respect of the relevant uncertificated securities or take any other perfection action with respect to any Excluded Account or any Excluded Equity.

SECTION 4.06. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not, and will take commercially reasonable steps to not permit any of its licensees to, do any act, or omit to do any act, whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated, unenforceable or dedicated to the public, in whole or in part, and agrees that it shall continue to mark any products covered by a Patent as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws, in each case except as would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

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(b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business (i) maintain such Trademark as valid and in full force and effect free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of United States federal to the extent necessary and sufficient to establish and preserve its maximum rights under applicable trademark laws and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights, in each case, except as could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

(c) Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a Copyright material to the conduct of such Grantor’s business, (i) maintain such Copyright as valid and in full force and effect free from any claim that such Copyright has been lost or dedicated to the public, and (ii) continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable laws, in each case except as could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

(d) Each Grantor shall notify the Collateral Agent promptly upon becoming aware that any Patent, Trademark or Copyright material to the conduct of its business may become invalidated, unenforceable, abandoned, lost or dedicated to the public, in whole or in part, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office) regarding such Grantor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same in each case, unless such event could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

(e) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright necessary for or material to the conduct of such Grantor’s businesses (or for the registration of any Trademark or Copyright necessary for or material to the conduct of such Grantor’s businesses) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, unless it notifies (or will notify) the Collateral Agent in accordance with Section 5.1(j) of the Credit Agreement, and, upon request of the Collateral Agent and to the extent such Intellectual Property is not an Excluded Asset, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Security Interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to, after the occurrence and during the continuance of an Event of Default, execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f) Each Grantor will take all necessary steps, in such Grantor’s reasonable business judgment, that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties, in each case, unless the failure to take such action could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

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(g) In the event that any Grantor knows that any Article 9 Collateral consisting of a Patent, Trademark or Copyright necessary for or material to the conduct of such Grantor’s businesses has been infringed or misappropriated or otherwise violated by a third person, such Grantor shall, if consistent with good business judgment in such Grantor’s reasonable discretion, sue for infringement, misappropriation or dilution and to recover damages for such infringement, misappropriation or dilution.

(h) During the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License, and each other material License, to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent, for the ratable benefit of the Secured Parties, or its designee.

ARTICLE V

Remedies

SECTION 5.01. Remedies Upon Default. During the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantor to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law and the notice required in the immediately following paragraph, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Notwithstanding anything to the contrary herein, the Collateral Agent agrees that it shall give the Company at least five (5) Business Days’ written notice prior to enforcing (including the exercise of voting rights in respect thereof) on the portion of the Collateral constituting Equity Interests.

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The Collateral Agent shall give each applicable Grantor ten (10) days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such written notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose on the Liens and security interests granted, at any time, under this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 5.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash in such order and in such manner as Collateral Agent shall elect in its sole discretion and in accordance with Section 2.12 of the Credit Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 5.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants, effective solely upon the occurrence and during the continuation of an Event of Default, to the Collateral Agent, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors), to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.

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SECTION 5.04. Securities Act, Etc. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral during the continuance of an Event of Default after prior written notice has been delivered to such Grantor, reasonably limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, during the continuance of an Event of Default after prior written notice has been delivered to such Grantor, the Collateral Agent, in its sole, absolute and commercially reasonable discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

ARTICLE VI

Indemnity, Subrogation and Subordination

SECTION 6.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), the Company agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement, the Company shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a claim of any Secured Party, the Company shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

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SECTION 6.02. Contribution and Subrogation. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor hereunder or under any other Credit Document in respect of any Secured Obligation, or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Secured Obligation owed to any Secured Party, and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Company as provided in Section 6.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to (i) the amount of such payment or (ii) the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.17, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 to the extent of such payment.

SECTION 6.03. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to, shall not be paid prior to and shall not be asserted prior to the payment in full in cash of the Secured Obligations (other than unasserted contingent indemnification obligations and unasserted expense reimbursement obligations). No failure on the part of the Company or any Guarantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder or under any other Credit Document, and each Guarantor shall remain liable for the full amount of its obligations hereunder or under any other Credit Document.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.1 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of the Company as provided in Section 9.1 of the Credit Agreement.

SECTION 7.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Credit Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Credit Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement (other than (i) the payment in full of the Secured Obligations (other than unasserted contingent indemnification Obligations and unasserted expense reimbursement Obligations) and the termination of the Commitments and (ii) the termination of this Agreement in accordance with Section 7.16).

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SECTION 7.03. Survival of Agreement. All covenants, agreements, representations and warranties made by the Credit Parties in the Credit Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Credit Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Credit Documents and the making of any Term Loans, regardless of any investigation made by any Lender or on their behalf and notwithstanding that the Collateral Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Term Loan or any fee or any other amount payable under any Credit Document is outstanding and unpaid and so long as the Commitments have not expired or terminated.

SECTION 7.04. Limitation by Law. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

SECTION 7.05. Binding Effect; Several Agreement. This Agreement shall become effective when it shall have been executed by each Credit Party and the Collateral Agent and when the Collateral Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon such Credit Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Credit Party, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except as expressly contemplated or permitted by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Credit Party and may be amended, modified, supplemented, waived or released with respect to any Credit Party without the approval of any other Credit Party and without affecting the obligations of any other Credit Party hereunder.

SECTION 7.06. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 7.07. Collateral Agent’s Fees and Expenses; Indemnification. The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.2 of the Credit Agreement, mutatis mutandis.

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SECTION 7.08. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent as the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and, upon the occurrence and during the continuance of an Event of Default, taking any action and executing any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes hereof, which appointment coupled with an interest and is irrevocable until the Secured Obligations have been paid in full (other than unasserted contingent indemnification Obligations and unasserted expense reimbursement Obligations) and the termination of the Commitments. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral, (d) to send verifications of Accounts, Chattel Paper, Instruments and General Intangibles to any Account Debtor or any other Person obligated thereon, (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent, and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement in accordance with its terms, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that such act or failure is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from their own gross negligence or willful misconduct or the gross negligence or willful misconduct of its respective Affiliates.

SECTION 7.09. Applicable Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

SECTION 7.10. Waivers; Amendment. (a) No failure or delay by the Collateral Agent, the Administrative Agent or any Lender in exercising any power or right hereunder or under any other Credit Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, the Administrative Agent and the Lenders hereunder and under the other Credit Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Credit Document or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.10, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Term Loan shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances.

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(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Credit Party or Credit Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.4 of the Credit Agreement.

SECTION 7.11. WAIVER OF JURY TRIAL. The parties hereto agree that the provisions of Section 9.15 of the Credit Agreement apply hereto with equal force and effect, mutatis mutandis.

SECTION 7.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Credit Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 7.05. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic means shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.15. Jurisdiction; Consent to Service of Process. (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction as set forth in Section 9.14 of the Credit Agreement, , mutatis mutandis.

SECTION 7.16. Termination or Release. This Agreement, the guarantees made herein, the Security Interest, the pledge of the Pledged Collateral and all other security interests granted hereby shall immediately and automatically terminate and be released as set forth in Section 9.7 of the Credit Agreement.

SECTION 7.17. Additional Subsidiaries. Any Subsidiary that is required to become a party hereto pursuant to Section 5.8 and 6.5 of the Credit Agreement shall enter into this Agreement as a Subsidiary Guarantor and a Grantor upon becoming a Subsidiary of Company. Upon execution and delivery by the Collateral Agent and such Subsidiary of a supplement in the form of Exhibit A hereto, such Subsidiary shall become a Subsidiary Guarantor and a Grantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor and a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Credit Party hereunder. The rights and obligations of each Credit Party hereunder shall remain in full force and effect notwithstanding the addition of any new Credit Party as a party to this Agreement.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

COMPANY AS GRANTOR:

HLCO BORROWER, LLC, a Delaware limited liability company

By:
Name:	Simon Belsham
Title:	Authorized Officer

Guarantee and Collateral Agreement

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WESTMOUNT GROUP LLC, as Collateral Agent

By:
Name:	Marc Helwani
Title:	Managing Member

Guarantee and Collateral Agreement

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Exhibit A to the Guarantee and

Collateral Agreement

This SUPPLEMENT (this “Supplement”) dated as of [●] to the Guarantee and Collateral Agreement dated as of August 4, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), among HLCO BORROWER, LLC, a Delaware limited liability company (“Company”), the other parties that may become Grantors hereunder after the date hereof from time to time party hereto, (together with Company, individually a “Grantor” and collectively, the “Grantors”) and WESTMOUNT GROUP LLC, as collateral agent (in such capacity, including any successors and assigns, the “Collateral Agent”) for the Secured Parties.

A. Reference is made to the Credit Agreement dated as of August 4, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, The Healing Company Inc., a Nevada corporation (“Parent”), the lenders from time to time party thereto (the “Lenders”), Westmount Group LLC, as administrative agent (in such capacity, including any successors and assigns, the “Administrative Agent”) for the Lenders, and the Collateral Agent for the Lenders.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Guarantee and Collateral Agreement referred to therein, as applicable.

C. The Grantors have entered into the Guarantee and Collateral Agreement in order to induce the Lenders to make the Term Loans. Section 7.17 of the Guarantee and Collateral Agreement provides that additional Subsidiaries of the Company may become Subsidiary Guarantors and Grantors under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor and a Grantor under the Guarantee and Collateral Agreement in order to induce the Lenders to make additional Term Loans and as consideration for the Term Loans previously made.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.17 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor and Subsidiary Guarantor under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Grantor and Subsidiary Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee and Collateral Agreement applicable to it as a Grantor and Subsidiary Guarantor thereunder and

(b) represents and warrants that the representations and warranties made by it as a Grantor and Subsidiary Guarantor thereunder are true and correct in all material respects (unless such representations and warranties are qualified by materiality or Material Adverse Effect, then in all respects) on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations (as defined in the Guarantee and Collateral Agreement), does hereby create and grant to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Guarantee and Collateral Agreement) of the New Subsidiary. Each reference to a “Grantor” or a “Subsidiary Guarantor” in the Guarantee and Collateral Agreement shall be deemed to include the New Subsidiary. The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally).

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SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic means shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of (i) any and all Equity Interests and Pledged Debt Securities now owned by the New Subsidiary (ii) any and all Intellectual Property now owned by the New Subsidiary,

(iii) any and all Deposit Accounts owned by New Subsidiary and (iv) further supplements each and every Schedule to the Guarantee and Collateral Agreement as set forth on Schedule I attached hereto, (b) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary and its jurisdiction of organization and (c) attached hereto is a completed Perfection Certificate with respect to such New Subsidiary.

SECTION 5. The New Subsidiary by its signature below becomes an Assignor under the Collateral Assignment of Purchase Agreement with the same force and effect as if originally named therein as an Assignor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Assignment of Purchase Agreement applicable to it as a Assignor thereunder and (b) represents and warrants that the representations and warranties made by it as an Assignor thereunder are true and correct on and as of the date hereof. Each reference to an “Assignor” in the Collateral Assignment of Purchase Agreement shall be deemed to include the New Subsidiary. The Collateral Assignment of Purchase Agreement is hereby incorporated herein by reference.

SECTION 6. Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

SECTION 7. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

SECTION 8. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 9. All communications and notices hereunder shall (except as otherwise expressly permitted by the Guarantee and Collateral Agreement) be in writing and given as provided in Section 9.1 of the Credit Agreement. All communications and notices hereunder to the New Subsidiary shall be given to it in care of the Company as provided in Section 9.1 of the Credit Agreement.

SECTION 10. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented out-of-pocket fees, other charges and disbursements of external counsel for the Collateral Agent, in each case, in accordance with Section 9.2 of the Credit Agreement, mutatis mutandis.

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IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

WESTMOUNT GROUP LLC,
as Collateral Agent

By:
Title:
Name:

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Schedule I to

Supplement to the

Guarantee and

Collateral Agreement

Collateral of the New Subsidiary

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

INTELLECTUAL PROPERTY

[Follow format of Schedule III to the Guarantee and Collateral Agreement.]

DEPOSIT ACCOUNTS

Account Holder	Account Bank	Account Number	Branch Address

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Exhibit B to the

 Guarantee and

Collateral Agreement

FORM OF PERFECTION CERTIFICATE

[Refer to executed Perfection Certificate delivered on Closing Date]

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Exhibit C to the

Guarantee and

Collateral Agreement

[Form of]

Copyright Security Agreement

This COPYRIGHT SECURITY AGREEMENT, dated as of [                      ], is made by [                   ] (the “Grantor”), in favor of WESTMOUNT GROUP LLC, in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, together with its successors and assigns, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Grantor is party to a Guarantee and Collateral Agreement, dated as of August 4, 2022 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “GCA”), in favor of the Collateral Agent pursuant to which the Grantor is required to execute and deliver this Copyright Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Grantor hereby agrees with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the GCA and used herein have the meaning given to them in the GCA.

SECTION 2. Grant of Security Interest in Copyright Collateral. The Grantor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and mortgage on all of its right, title and interest in, to and under all the following Collateral of the Grantor:

A.      all Copyrights and Copyright Licenses of the Grantor listed on Schedule I attached hereto; and

B.    all Proceeds of any and all of the foregoing; and

C.    all rights to sue for past, present or future infringements and other violations thereof.

Notwithstanding anything to the contrary contained in clauses A, B and C above, the security interest created by this Copyright Security Agreement shall not extend to any Excluded Assets.

SECTION 3. Guarantee and Collateral Agreement. The security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the GCA and the Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyrights and Copyright Licenses made and granted hereby are more fully set forth in the GCA, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the GCA, the provisions of the GCA shall control unless the Collateral Agent shall otherwise determine.

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Exhibit C to the

Guarantee and

Collateral Agreement

SECTION 4. Termination. This Copyright Security Agreement and the security interests granted hereby shall immediately and automatically terminate as set forth in the Credit Agreement.

SECTION 5. Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Copyright Security Agreement by signing and delivering one or more counterparts.

SECTION 6. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

[signature page follows]

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Exhibit C to the

Guarantee and

Collateral Agreement

IN WITNESS WHEREOF, the Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[GRANTOR]

By:
Name:
Title:

Accepted and Agreed: WESTMOUNT GROUP LLC, as Collateral Agent

By:
Name:
Title:

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Exhibit C to the

Guarantee and

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Exhibit D to the Guarantee and Collateral Agreement

[Form of]

PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of        , is entered into by [       ] (the “Grantor”), in favor of WESTMOUNT GROUP LLC, in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, together with its successors and assigns, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Grantor is party to a Guarantee and Collateral Agreement, dated as of August 4, 2022 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “GCA”), in favor of the Collateral Agent pursuant to which the Grantor is required to execute and deliver this Patent Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Grantor hereby agrees with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the GCA and used herein have the meaning given to them in the GCA.

SECTION 2. Grant of Security Interest in Patent and Patent License Collateral. The Grantor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and mortgage on all of its right, title and interest in, to and under all the following Collateral of such Grantor:

A.    all Patents and Patent Licenses of the Grantor listed on Schedule I attached hereto;

B.    all Proceeds of any and all of the foregoing; and

C.    all rights to sue for past, present or future infringements and other violations thereof.

Notwithstanding anything to the contrary contained in clauses A, B and C above, the security interest created by this Patent Security Agreement shall not extend to any Excluded Assets.

SECTION 3. Guarantee and Collateral Agreement. The security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the GCA and the Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Patents and Patent Licenses made and granted hereby are more fully set forth in the GCA, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Patent Security Agreement is deemed to conflict with the GCA, the provisions of the GCA shall control unless the Collateral Agent shall otherwise determine.

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Exhibit D to the

Guarantee and

Collateral Agreement

SECTION 4. Termination. This Patent Security Agreement and the security interests granted hereby shall immediately and automatically terminate as set forth in the GCA.

SECTION 5. Counterparts. This Patent Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Patent Security Agreement by signing and delivering one or more counterparts.

SECTION 6. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5 1401 AND 5 1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

[signature page follows]

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Exhibit D to the

Guarantee and

Collateral Agreement

IN WITNESS WHEREOF, the Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[GRANTOR]

By:
Name:
Title:

Accepted and Agreed: WESTMOUNT GROUP LLC, as Collateral Agent

By:
Name:
Title:

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Exhibit E

Trademark Security

Agreement

[Form of]

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of [                                ], is entered into by [                         ] (the “Grantor”), in favor of WESTMOUNT GROUP LLC, in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, together with its successors and assigns, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Grantor is party to a Guarantee and Collateral Agreement, dated as of August 4, 2022 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “GCA”), in favor of the Collateral Agent pursuant to which the Grantor is required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Grantor hereby agrees with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the GCA and used herein have the meaning given to them in the GCA.

SECTION 2. Grant of Security Interest in Trademark Collateral. The Grantor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in on all of its right, title and interest in, to and under all the following Collateral of the Grantor:

A. all Trademarks and Trademark Licenses of the Grantor listed on Schedule I attached hereto;

B. all goodwill associated with such Trademarks and Trademark Licenses;

C. all Proceeds of any and all of the foregoing; and

D. all rights to sue for past, present or future infringements and other violations thereof.

Notwithstanding anything to the contrary contained in clauses A, B, C and D above, the security interest created by this Trademark Security Agreement shall not extend to any Excluded Assets.

SECTION 3. Guarantee and Collateral Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the GCA and the Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademarks and Trademark Licenses made and granted hereby are more fully set forth in the GCA, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the GCA, the provisions of the GCA shall control unless the Collateral Agent shall otherwise determine.

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Exhibit E

Trademark Security

Agreement

SECTION 4. Termination. This Trademark Security Agreement and the security interests granted hereby shall immediately and automatically terminate as set forth in the GCA.

SECTION 5. Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts.

SECTION 6. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5 1401 AND 5 1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

[signature page follows]

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Exhibit E

Trademark Security

Agreement

IN WITNESS WHEREOF, the Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[GRANTOR]

By:
Name:
Title:

Accepted and Agreed: WESTMOUNT GROUP LLC, as Collateral Agent

By:
Name:
Title:

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